                                EQUITY MANAGERS TRUST











                                       BY-LAWS















                                   January 13, 1993

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
              ARTICLE I
              PRINCIPAL OFFICE AND SEAL  . . . . . . . . . . . . . . . . .     1
                      Section 1.  Principal Office . . . . . . . . . . . .     1
                      Section 2.  Seal . . . . . . . . . . . . . . . . . .     1

              ARTICLE II
              MEETINGS OF TRUSTEES . . . . . . . . . . . . . . . . . . . .     1
                      Section 1.  Action by Trustees . . . . . . . . . . .     1
                      Section 2.  Compensation of Trustees . . . . . . . .     1

              ARTICLE III
              COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . .     1
                      Section 1.  Establishment  . . . . . . . . . . . . .     1
                      Section 2.  Proceedings; Quorum; Action  . . . . . .     2
                      Section 3.  Executive Committee  . . . . . . . . . .     2
                      Section 4.  Nominating Committee . . . . . . . . . .     2
                      Section 5.  Audit Committee  . . . . . . . . . . . .     2
                      Section 6.  Compensation of Committee Members  . . .     2

              ARTICLE IV
              OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                      Section 1.  General  . . . . . . . . . . . . . . . .     2
                      Section 2.  Election, Tenure and Qualifications
                                of Officers  . . . . . . . . . . . . . . .     2
                      Section 3.  Vacancies and Newly Created Offices  . .     3
                      Section 4.  Removal and Resignation  . . . . . . . .     3
                      Section 5.  Chairman . . . . . . . . . . . . . . . .     3
                      Section 6.  President  . . . . . . . . . . . . . . .     3
                      Section 7.  Vice President(s)  . . . . . . . . . . .     3
                      Section 8.  Treasurer and Assistant Treasurer(s) . .     4
                      Section 9.  Secretary and Assistant Secretaries  . .     4
                      Section 10. Compensation of Officers . . . . . . . .     4
                      Section 11. Surety Bond  . . . . . . . . . . . . . .     4

              ARTICLE V
              MEETINGS OF HOLDERS  . . . . . . . . . . . . . . . . . . . .     5
                      Section 1.  No Annual Meetings . . . . . . . . . . .     5
                      Section 2.  Special Meetings . . . . . . . . . . . .     5
                      Section 3.  Notice of Meetings; Waiver . . . . . . .     5
                      Section 4.  Adjourned Meetings . . . . . . . . . . .     5
                      Section 5.  Validity of Proxies  . . . . . . . . . .     6
                      Section 6.  Record Date  . . . . . . . . . . . . . .     6
                      Section 7.  Action Without a Meeting . . . . . . . .     7

              ARTICLE VI
              INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . .     7
                      Section 1.  No Interest Certificates . . . . . . . .     7
                      Section 2.  Transfer of Interests  . . . . . . . . .     7

              ARTICLE VII
              FISCAL YEAR AND ACCOUNTANT . . . . . . . . . . . . . . . . .     7
                      Section 1.  Fiscal Year  . . . . . . . . . . . . . .     7
                      Section 2.  Accountant . . . . . . . . . . . . . . .     7

              ARTICLE VIII
              AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . .     8
                      Section 1.  General  . . . . . . . . . . . . . . . .     8
                      Section 2.  By Holders Only  . . . . . . . . . . . .     8

              ARTICLE IX
              NET ASSET VALUE  . . . . . . . . . . . . . . . . . . . . . .     8

              ARTICLE X
              CONFLICT OF INTEREST PROCEDURES  . . . . . . . . . . . . . .     8
                      Section 1.  Monitoring and Reporting Conflicts . . .     8
                      Section 2.  Annual Report  . . . . . . . . . . . . .     9
                      Section 3.  Resolution of Conflicts  . . . . . . . .     9

                                       BY-LAWS

                                          OF

                                EQUITY MANAGERS TRUST


              These By-laws of Equity Managers Trust (the "Trust"), a New York common law trust, are subject to the Declaration of Trust of the Trust dated December 1, 1992, as from time to time amended, supplemented or restated (the "Declaration"). Capitalized terms used herein have the same meanings as in the Declaration.


                                      ARTICLE I
                                     ----------
                              PRINCIPAL OFFICE AND SEAL
                              -------------------------

     Section 1. Principal Office. The principal office of the Trust shall be located in New York, New York, or such other location as the Trustees determine. The Trust may establish and maintain other offices and places of business as the Trustees determine.

     Section 2. Seal. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

                                     ARTICLE II
                                     ----------
                                MEETINGS OF TRUSTEES
                                --------------------

     Section 1. Action By Trustees. Trustees may take actions at meetings held at such places and times as the Trustees may determine, or without meetings, all as provided in Article II, Section 2.5, of the Declaration.

     Section 2. Compensation Of Trustees. Each Trustee who is neither an employee of an investment adviser of the Trust or any Series nor an employee of an entity affiliated with the investment adviser may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.


                                     ARTICLE III
                                     -----------
                                     COMMITTEES
                                     ----------

     Section 1. Establishment. The Trustees may designate one or more committees of the Trustees, which shall include an Executive Committee, a Nominating Committee, and an Audit Committee (collectively, the "Established Committees"). The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee, other than the Established Committees, at any time. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

     Section 2. Proceedings; Quorum; Action. Each committee may adopt such rules governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of such rules, a majority of any committee shall constitute a quorum, and a committee shall act by the vote of a majority of a quorum.

     Section 3. Executive Committee. The Executive Committee shall have all the powers of the Trustees when the Trustees are not in session. The Chairman shall be a member and the chair of the Executive Committee. A majority of the members of the Executive Committee shall be trustees who are not "interested persons" of the Trust, as defined in the 1940 Act ("Disinterested Trustees").

     Section 4. Nominating Committee. The Nominating Committee shall nominate individuals to serve as Trustees (including Disinterested Trustees), as members of committees, and as officers of the Trust. The members of the Committee shall be Disinterested Trustees.

     Section 5. Audit Committee. The Audit Committee shall review and evaluate the audit function, including recommending the selection of independent certified public accountants for each Series.

     Section 6. Compensation Of Committee Members. Each committee member who is a Disinterested Trustee may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.


                                     ARTICLE IV
                                     ----------
                                       OFFICERS
                                       --------

     Section 1. General. The officers of the Trust shall be a Chairman, a President, one or more Vice Presidents, a Treasurer, and a Secretary, and may include one or more Assistant Treasurers or Assistant Secretaries and such other officers ("Other Officers") as the Trustees may determine.

     Section 2. Election, Tenure And Qualifications Of Officers. The Trustees shall elect the officers of the Trust, except those appointed as provided in Section 9 of this Article. Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, or resignation. Any person may hold one or more offices, except that the

     Chairman and the Secretary may not be the same individual. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer other than the Chairman need be a Trustee or Holder.

     Section 3. Vacancies And Newly Created Offices. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.

     Section 4. Removal And Resignation. Officers serve at the pleasure of the Trustees and may be removed at any time with or without cause. The Trustees may delegate this power to the Chairman or President with respect to any Other Officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees, Chairman, or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5. Chairman. The Chairman shall be the chief executive officer of the Trust. Subject to the direction of the Trustees, the Chairman shall have general charge, supervision and control over the Trust's business affairs and shall be responsible for the management thereof and the execution of policies established by the Trustees. The Chairman shall preside at any Holders' meetings and at all meetings of the Trustees and shall in general exercise the powers and perform the duties of the Chairman of the Trustees. Except as the Trustees may otherwise order, the Chairman shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents. The Chairman also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust. The Chairman shall exercise such other powers and perform such other duties as the Trustees may assign to the Chairman.

     Section 6. President. The President shall have such powers and perform such duties as the Trustees or the Chairman may determine. At the request or in the absence or disability of the Chairman, the President shall perform all the duties of the President and, when so acting, shall have all the powers of the President.

     Section 7. Vice President(s). The Vice President(s) shall have such powers and perform such duties as the Trustees or the Chairman may determine. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The Trustees may designate a Vice President as the principal financial officer of the Trust or to serve one or more other functions. If a Vice President is designated as principal financial officer of the Trust, he or she shall have general charge of the finances and books of the Trust and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series's fiscal year. The Trustees also may designate one of the Vice Presidents as Executive Vice President.

     Section 8. Treasurer And Assistant Treasurer(s). The Treasurer may be designated as the principal financial officer or as the principal accounting officer of the Trust. If designated as principal financial officer, the Treasurer shall have general charge of the finances and books of the Trust, and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series' fiscal year. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust to such company as the Trustees shall retain as Custodian. The Treasurer shall furnish such reports concerning the financial condition of the Trust as the Trustees may request. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the Trustees' supervision, and shall perform such additional duties as the Trustees may designate.

              Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

     Section 9. Secretary And Assistant Secretaries. The Secretary shall record all votes and proceedings of the meetings of Trustees and Holders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust, including the Interest register and such other books and documents as may be required by the Trustees or by law. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may designate.

              Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

     Section 10. Compensation Of Officers. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

     Section 11. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission ("Commission")) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.


                                      ARTICLE V
                                     ----------

                                 MEETINGS OF HOLDERS
                                --------------------

     Section 1. No Annual Meetings. There shall be no annual Holders' meetings, unless required by law.

     Section 2. Special Meetings. The Secretary shall call a special meeting of Holders of any Series or Class whenever ordered by the Trustees.

              The Secretary also shall call a special meeting of Holders of any Series or Class upon the written request of Holders owning at least ten percent of the Interests of such Series or Class entitled to vote at such meeting; provided, that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Holders requesting such meeting shall have paid to the Trust the reasonably esti-mated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Holders. If the Secretary fails for more than thirty days to call a special meeting when required to do so, the Trustees or the Holders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice.
     The Secretary shall not call a special meeting upon the request of Holders of any Series or Class to consider any matter that is substantially the same as a matter voted upon at any special meeting of Holders of such Series or Class held during the preceding twelve months, unless requested by the holders of a majority of the Interests of such Series or Class entitled to be voted at such meeting.

              A special meeting of Holders of any Series or Class shall be held at such time and place as is determined by the Trustees and stated in the notice of that meeting.

     Section 3. Notice Of Meetings; Waiver. The Secretary shall call a special meeting of Holders by giving written notice of the place, date, time, and purposes of that meeting at least fifteen days before the date of such meeting. The Secretary may deliver or mail, postage prepaid, the written notice of any meeting to each Holder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Holder at his or her address as it appears on the records of the Trust.

     Section 4. Adjourned Meetings. A Holders' meeting may be adjourned one or more times for any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Holders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Holders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Holders shall not invalidate any action otherwise properly taken at any such meeting.

     Section 5. Validity Of Proxies. Subject to the provisions of the Declaration, Holders entitled to vote may vote either in person or by proxy; provided, that either (1) the Holder or his or her duly authorized attorney has signed and dated a written instrument authorizing such proxy to act, or (2) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Holders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Interests may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than eleven months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Interests held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Holder to vote at any adjournment of a Holders' meeting. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At every meeting of Holders, unless the voting is conducted by inspectors, the chairman of the meeting shall decide all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes. Subject to the provisions of the Delaware Business Trust Act, Declaration or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Holders were shareholders of a Delaware corporation.

     Section 6. Record Date. The Trustees may fix in advance a date up to ninety days before the date of any Holders' meeting as a record date for the determination of the Holders entitled to notice of, and to vote at, any such meeting. The Holders of record entitled to vote at a Holders' meeting shall be deemed the Holders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date. If the Holders' meeting is adjourned for more than sixty days after the original date, the Trustees shall establish a new record date.

     Section 7. Action Without A Meeting. Holders may take any action without a meeting if a majority (or such greater amount as may be required by law) of the Interests entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of Holders' meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Holders.

                                     ARTICLE VI
                                     ----------
                                      INTERESTS
                                       --------

     Section 1. No Interest Certificates. Neither the Trust nor any Series or Class shall issue certificates certifying the ownership of Interests, unless the Trustees authorize such certificates.

     Section 2. Transfer Of Interests. Interests held by Holders are non-transferable.


                                     ARTICLE VII
                                     -----------
                             FISCAL YEAR AND ACCOUNTANT
                              --------------------------

     Section 1.  Fiscal Year.  The fiscal year of the Trust shall end on August
     31.

     Section 2. Accountant. The Trust shall employ independent certified public accountants as its Accountant to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust. The Accountant's certificates and reports shall be addressed both to the Trustees and to the Holders. A majority of the Disinterested Trustees shall select the Accountant at any meeting held within ninety days before or after the beginning of the fiscal year of the Trust, acting upon the recommendation of the Audit Committee. The Trust shall submit the selection for ratification or rejection at the next succeeding Holders' meeting, if such a meeting is to be held within the Trust's fiscal year. If the selection is rejected at that meeting, the Accountant shall be selected by majority vote of the Trust's outstanding voting Interests, either at the meeting at which the rejection occurred or at a subsequent meeting of Holders called for the purpose of selecting an Accountant. The employment of the Accountant shall be conditioned upon the right of the Trust to terminate such employment without any penalty by vote of a Majority Holder Vote at any Holders' meeting called for that purpose.

                                     ARTICLE VIII
                                     ------------
                                     AMENDMENTS
                                     ----------

     Section 1. General. Except as provided in Section 2 of this Article, these By-laws may be amended by the Trustees, or by the affirmative vote of a majority of the Interests entitled to vote at any meeting.

     Section 2. By Holders Only. After the issue of any Interests, this Article may only be amended by the affirmative vote of the holders of the lesser of (a) at least two-thirds of the Interests present and entitled to vote at any meeting, or (b) at least fifty percent of the Interests.

                                     ARTICLE IX
                                     ----------
                                   NET ASSET VALUE
                                   ---------------

              The term "Net Asset Value" of any Series shall mean that amount by which the assets belonging to that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Net Asset Value per Interest shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. The Trustees shall make such determination with respect to securities for which market quotations are readily available, at the market value of such securities, and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Holder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the SEC or insofar as permitted by any order of the SEC applicable to the Series. The Trustees may delegate any of their powers and duties under this Article X with respect to appraisal of assets and liabilities. At any time the Trustees may cause the Net Asset Value per Interest last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.


                                      ARTICLE X
                                     ----------
                           CONFLICT OF INTEREST PROCEDURES
                           -------------------------------

     Section 1. Monitoring And Reporting Conflicts. The trustees of Equity Managers Trust, Neuberger & Berman Equity Trust and Neuberger & Berman Equity Funds (collectively, the "Trusts") and every other Holder are the same individuals. Set forth in this Article are procedures established to address potential conflicts of interest that may arise between the Trusts. On an ongoing basis, the investment adviser ("Manager") of Equity Managers Trust shall be responsible for monitoring the Trusts for the existence of any material conflicts of interest between the Trusts. The Manager shall be responsible for reporting any potential or existing conflicts to trustees of the Trusts as they may develop.

     Section 2. Annual Report. The Manager shall report to the trustees of the Trusts annually regarding its monitoring of the Trusts for conflicts of interest.

     Section 3. Resolution Of Conflicts. If a potential conflict of interest arises, the Trustees shall take such action as is reasonably appropriate to deal with the conflict, up to and including recommending a change in the trustees and implementing such recommendation, consistent with applicable law.

              ARTICLE I
                              PRINCIPAL OFFICE AND SEAL  . . . . . . . . .     1
                      Section 1.  Principal Office . . . . . . . . . . . .     1
                      Section 2.  Seal . . . . . . . . . . . . . . . . . .     1

              ARTICLE II
                                MEETINGS OF TRUSTEES   . . . . . . . . . .     1
                      Section 1.  Action by Trustees . . . . . . . . . . .     1
                      Section 2.  Compensation of Trustees . . . . . . . .     1

              ARTICLE III
                                     COMMITTEES  . . . . . . . . . . . . .     1
                      Section 1.  Establishment  . . . . . . . . . . . . .     1
                      Section 2.  Proceedings; Quorum; Action  . . . . . .     2
                      Section 3.  Executive Committee  . . . . . . . . . .     2
                      Section 4.  Nominating Committee . . . . . . . . . .     2
                      Section 5.  Audit Committee  . . . . . . . . . . . .     2
                      Section 6.  Compensation of Committee Members  . . .     2

              ARTICLE IV
                                       OFFICERS  . . . . . . . . . . . . .     2
                      Section 1.  General  . . . . . . . . . . . . . . . .     2
                      Section 2.  Election, Tenure and Qualifications
                      of Officers  . . . . . . . . . . . . . . . . . . . .     2
                      Section 3.  Vacancies and Newly Created Offices  . .     3
                      Section 4.  Removal and Resignation  . . . . . . . .     3
                      Section 5.  Chairman . . . . . . . . . . . . . . . .     3
                      Section 6.  President  . . . . . . . . . . . . . . .     3
                      Section 7.  Vice President(s)  . . . . . . . . . . .     3
                      Section 8.  Treasurer and Assistant Treasurer(s) . .     4
                      Section 9.  Secretary and Assistant Secretaries  . .     4
                      Section 10.  Compensation of Officers  . . . . . . .     4
                      Section 11.  Surety Bond . . . . . . . . . . . . . .     4

              ARTICLE V
                                 MEETINGS OF HOLDERS . . . . . . . . . . .     5
                      Section 1.  No Annual Meetings . . . . . . . . . . .     5
                      Section 2.  Special Meetings . . . . . . . . . . . .     5
                      Section 3.  Notice of Meetings; Waiver . . . . . . .     5
                      Section 4.  Adjourned Meetings . . . . . . . . . . .     5
                      Section 5.  Validity of Proxies  . . . . . . . . . .     6
                      Section 6.  Record Date  . . . . . . . . . . . . . .     6
                      Section 7.  Action Without a Meeting . . . . . . . .     7

              ARTICLE VI
                                      INTERESTS  . . . . . . . . . . . . .     7
                      Section 1.  No Interest Certificates . . . . . . . .     7
                      Section 2.  Transfer of Interests  . . . . . . . . .     7


              ARTICLE VII

                             FISCAL YEAR AND ACCOUNTANT  . . . . . . . . .     7
                      Section 1.  Fiscal Year  . . . . . . . . . . . . . .     7
                      Section 2.  Accountant . . . . . . . . . . . . . . .     7

              ARTICLE VIII
                                     AMENDMENTS  . . . . . . . . . . . . .     8
                      Section 1.  General  . . . . . . . . . . . . . . . .     8
                      Section 2.  By Holders Only  . . . . . . . . . . . .     8

              ARTICLE IX
                                   NET ASSET VALUE . . . . . . . . . . . .     8

              ARTICLE X
                           CONFLICT OF INTEREST PROCEDURES . . . . . . . .     8
                      Section 1.  Monitoring and Reporting Conflicts . . .     8
                      Section 2.  Annual Report  . . . . . . . . . . . . .     9
                      Section 3.  Resolution of Conflicts  . . . . . . . .     9